UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

AMENDMENT NO 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

WTTJ CORP.

(Name of Small Business Issuer in its charter)

Michigan (State or other jurisdiction of incorporation or organization)		80-0214005 (I.R.S. Employer Identification No.)
17033 S. Dixie Highway, Miami FL (Address of principal executive offices)		33157 (Zip Code)
Issuer’s Telephone Number	734-274-9562

Securities to be registered to be registered pursuant to Section 12(b) of the Act:

            Title of each class                                                        Name of each exchange on which

            to be so registered                                                       each class is to be registered

                   none                                                                             none

Securities to be registered to be registered pursuant to Section 12(g) of the Act:

                                                            common

                                                            (Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, a non –accelerated filer, or a smaller reporting company.  See definitions of large accelerated filer, accelerated filer and smaller reporting company in Section 12b-2 of the Exchange Act. Large accelerated filer___   Accelerated filer___ Non-accelerated filer____    Smaller reporting company _ X__ 1

Item 1.  BUSINESS

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. The Company’s expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions, competitive factors, such as pricing and marketing efforts, and the pace and success of product research and development. These and other factors may cause expectations to differ.

Business Development

The Company was incorporated in Michigan on May 16, 2007. The Company’s fiscal year end is December 31.  We began operations on June 1, 2010.  The Company has never been in bankruptcy or receivership.

Business

The Company has a plan of operations to engage in the business of the promotion of travel services for Americans to gambling casinos in Macau through our website www.macau4you.org.

We recently launched our preliminary website which is a collection of newsfeeds related to gaming opportunities for the consumer in Macau, China.  We expect that we will build out our website to have additional features for our expected audience of travelers.

Our plan of operations is to build our website to be the leading site on the Internet for Americans interested in traveling to Macau for recreational gaming at the casinos.

Gambling in Macau

Macau, which was a Portuguese colony for approximately 450 years, was transferred from Portuguese to Chinese political control in December 1999. Macau is governed as a special administrative region of China and is located approximately 37 miles southwest of, and less than one hour away via ferry from, Hong Kong.

Macau, which has been a casino destination for more than 40 years, consists principally of a peninsula on mainland China, and two neighboring islands, Taipa and Coloane, connected by bridges. We believe that Macau is located in one of the world’s largest concentrations of potential gaming customers. According to Macau Statistical Information, casinos in Macau generated approximately $15 billion in gaming revenue in 2009, an approximately 10% increase over the approximately $13.6 billion generated in 2008, making Macau the largest gaming market in the world.

Macau’s gaming market is primarily dependent on tourists. The Macau market has experienced tremendous growth in capacity in the last few years. As of December 31, 2009, there were approximately 19,200 hotel rooms and approximately 4,770 table games in Macau, compared to approximately 12,978 hotel rooms and approximately 2,760 table games as of December 31, 2006.

Prior to 2002, gaming in Macau was permitted as a government-sanctioned monopoly concession awarded to a single concessionaire. However, the government of Macau liberalized the gaming industry in 2002 by granting concessions to operate casinos to three concessionaires who in turn were permitted, subject to the approval of the government of Macau, to each grant one sub-concession to other gaming operators. There is no limit to the number of casinos each concessionaire is permitted to operate, but each facility is subject to government approval. Currently, there are 33 operating casinos in Macau.

Our Website

Our plan of operations is to develop a comprehensive website for American consumers interested in traveling to Macau to enjoy the gaming and leisure opportunities.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience of travelers.

Some of the features we are considering include a search engine for flights originating from major United States cities such as New York, Chicago, Los Angeles, San Francisco, and Miami to Hong Kong. Travelers then proceed via ferry to Macau.

We intend to include links from all of the 33 casinos in Macau as well as reviews and guides written by experts and other American travelers.

This content will be free to our online audience.

Growth Strategy

Key elements of our strategy include:

Build Strong Brand Awareness.  We believe that it is essential to establish a strong brand with Internet users and within certain segments of the travel industry. We intent to utilize online marketing to promote our brand to consumers. In addition, we believe that we build brand awareness by product excellence that is promoted by word-of-mouth.

Increase Reach:  In order to attract users to our products, we intend to utilize advertising campaigns to grow our business. We believe that we also can attract more users by product excellence that is promoted by word-of-mouth.

Quality User Base:  We believe that, in addition to increasing our reach, we need to develop our user base. We believe that high quality content will attract a quality user base.

Excellent Service:  We believe that it is important to provide our advertising clients with excellent service.

Competition

We face intense competition. We compete for advertising dollars with large Internet portal sites, such as America Online, MSN and Yahoo!, that offer listings or other advertising opportunities for travel companies. We compete with search engines like Google and Yahoo! Search that offer pay-per-click listings. We compete with travel meta-search engines and online travel deal publishers. We compete with large online travel agencies like Expedia and Priceline that also offer advertising placements. In addition, we compete with newspapers, magazines and other traditional media companies that operate Web sites which provide advertising opportunities. We expect to face additional competition as other established and emerging companies, including print media companies, enter our market. We believe that the primary competitive factors are price and performance.

Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger client bases than we do. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships to expand their businesses or to offer more comprehensive solutions.

New technologies could increase the competitive pressures that we face. The development of competing technologies by market participants or the emergence of new industry standards may adversely affect our competitive position. Competition could result in reduced margins on our services, loss of market share or less use of our products by travel and entertainment companies and consumers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business could be materially adversely affected.

Employees

We currently have one part time employee, Peter Klamka. The company plans on hiring qualified personnel subject to funding and availability with expertise in travel services.

Government Regulation and Legal Uncertainties

There are increasing numbers of laws and regulations pertaining to the Internet, including laws and regulations relating to user privacy, liability for information retrieved from or transmitted over the Internet, online content regulation, and domain name registration. Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, patent, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing.

Item 1A. RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

We are a relatively young company with no operating history

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

We expect to incur net losses in future quarters

If we do not achieve profitability, our business may not grow or operate. We may not achieve sufficient revenues or profitability in any future period. We will need to generate revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to generate revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

We require additional funds to operate in accordance with our business plan

We may not be able to obtain additional funds that we require. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements.  If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, publishing, or sales and marketing programs.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our products.

We are highly dependent on Peter Klamka, our President and CEO. The loss of Mr. Klamka, whose knowledge, leadership, and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are largely dependent on Peter Klamka, our President and CEO, for specific proprietary technical knowledge and the Company market knowledge. Our ability to successfully market and distribute our products may be at risk from an unanticipated accident, injury, illness, incapacitation, or death of Mr. Klamka.  Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered. Our success may also depend on our ability to attract and retain other qualified management and sales and marketing personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

If capital is not available to us to expand our business operations, we will not be able to pursue our business plan.

We will require substantial additional capital to complete our website and market it to consumers and potential advertising partners. Cash flows from operations, to the extent available, will be used to fund these expenditures. We intend to seek additional capital from loans from current shareholders and from public and private equity offerings. Our ability to access capital will depend on reaching certain milestones in our business plan such as attracting a sizable number of viewers. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of the our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

Our business may be sensitive to events affecting the travel industry in general.

Events like the war with Iraq or the terrorist attacks on the U.S. in 2001 or the current global financial crisis have a negative impact on the travel industry. We are not in a position to evaluate the net effect of these circumstances on our business. In the longer term, our business might be negatively affected by financial pressures on the travel industry. However, our business may also benefit if travel companies increase their efforts to promote special offers or other marketing programs. If such events result in a long-term negative impact on the travel industry, such impact could have a material adverse effect on our business.

We may not be able to develop awareness of our brand name.

We believe that creating awareness of the Macau4you brand name is critical to achieving widespread acceptance of our business. Brand recognition is a key differentiating factor among providers of online advertising opportunities, and we believe it could become more important as competition in our industry increases. In order to maintain and build brand awareness, we must succeed in our marketing efforts. If we fail to successfully promote and maintain our brand, incur significant expenses in promoting our brand and fail to generate a corresponding increase in revenue as a result of our branding efforts, or encounter legal obstacles which prevent our continued use of our brand name, our business could be materially adversely affected.

We will not be able to attract travel and entertainment companies or Internet users if we do not build out our website and continually enhance and develop the content and features of our products and services.

We must complete the development of our website and continually improve the responsiveness, functionality and features of our products and services. We may not succeed in developing features, functions, products or services that travel and entertainment companies and Internet users find attractive. This could reduce the number of travel and entertainment companies and Internet users using our products and materially adversely affect our business.

We may not be able to access third party technology upon which we depend.

We use and will continue to require technology and software products from third parties, Technology may not continue to be available to us on commercially reasonable terms, or at all. Our business will suffer if we are unable to access this technology, to gain access to additional products or to build out our existing site.  This could cause delays in our development and introduction of new services and related products or enhancements of existing products until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our business could be materially adversely affected.

There is a high degree of risk that our website will not turn out to be commercially viable.

A website such as ours involves a high degree of risk that will not attract a sufficient number of consumers to become commercially viable. The costs building and marketing our website is uncertain.  We cannot insure that we will develop a website that has the features that will be popular with the number of consumers necessary to attract paying advertisers.

Since our director and officer has no previous travel industry experience, investors cannot rely on our officers and directors as being experts in the area of travel which is our business focus.

Our officer and director has no previous experience in the travel industry. All business decisions made by him regarding travel will be in reliance on the advice of others due to this lack of experience. If reliable advice is not available, it is unlikely our business will succeed.

Risks Relating to Our Common Stock

There is currently no market for our common stock and one may never develop. Therefore, investors holdings in our common stock may be illiquid.

While we do intend to file a Form 211 through a market maker with the NASDAQ Stock Market to establish a quote for our common stock on the over-the-counter bulletin board, there is no assurance that the bulletin board or any other quotation medium will quote our common stock, or that a market will ever develop. If a market never develops for our common stock, it may be difficult or even impossible for investors to sell their common stock.

There is currently no market for our common stock and one may never develop. Therefore, investors holdings in our common stock may be illiquid.

While we do intend to file a Form 211 through a market maker with the NASDAQ Stock Market to establish a quote for our common stock on the over-the-counter bulletin board, there is no assurance that the bulletin board or any other quotation medium will quote our common stock, or that a market will ever develop. If a market never develops for our common stock, it may be difficult or even impossible for investors to sell their common stock.

We are controlled by a principal stockholder.

Barton PK, LLC, is our largest stockholder, holding beneficially, as of July XX 2010, approximately one hundred percent of our outstanding shares. Through their share ownership, they are in a position to control Macau Gaming and to elect our entire board of directors.

Peter C. Klamka, our sole officer and director, is the managing partner of Barton PK, LLC of which the members are two members of Mr. Klamka’s family and the Peter Klamka Revocable Trust.

Accordingly, this entity will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline.

Notwithstanding the exercise of his fiduciary duties as officer and director and any duties that such other stockholder may have to us or our other stockholders in general, Mr. Klamka as managing member of Barton PK, LLC may have interests different than yours.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

We expect to be subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Item 2. FINANCIAL INFORMATION

PLAN OF OPERATIONS

Our current plan of operations is to engage in the business of operating an Internet website with an emphasis on content related to travel to Macau.  Over the next twelve months we anticipate spending $200,000 on developing our website and building a management team.

 Increased usage and familiarity with the Internet has driven rapid growth in online penetration of travel expenditures.  We believe that there is a meaningful opportunity to provide information on Macau travel opportunities to an American audience that is now comfortable with using the Internet to research travel opportunities. The presence of popular American gaming brands now in Macau is expected to be attractive to American travelers.

The first milestone of our business plan is to expand our website to include airline information, hotel information, reviews, and entertainment offerings from the major hotels and casinos in Macau.

We will look to establish revenues immediately after completing our build out which we estimate will be completed in March 2011.

Additionally, we intend to concentrate on the development of an experienced management team. Once our initial operations are sound, we intend to build our website to include special features such as a pay-per-click search function dedicated solely to travel from North America to Macau. We also intend to develop an email newsletter that will offer special news and potentially discounts from our advertising partners.  We will also work with hotels to offer “last minute specials” to sell excess inventory to our audience.

We will need to personally establish relationships with the major airlines and hotels currently servicing Macau.  We intend to work with the American brands that have offices in the United States to make initial contacts.  We intend to maintain low general and administrative expenses.

During the next twelve months, we plan to satisfy our cash requirements by additional funding from our principal, on which we have survived since our inception. However, we may be unsuccessful in raising additional equity financing, and, thus, be able to satisfy its cash requirements.

We will need a minimum of $200,000 to satisfy our cash requirements for the next twelve months. We will not be able to operate if it we do not obtain equity financing through subsequent private offerings, or contributions from our principal.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

Other than the building of our management team, we do not expect any material changes in the number of employees over the next 12 month period. We will outsource contract employment as needed.

General Administration We anticipate spending approximately $75,000 on general and administration costs in the next 12 months. These costs will consist primarily of rent and facility support expenses as well as finance and administrative support compensation but excluding legal fees and auditor’s fees.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock from are shareholder.

Item 3. PROPERTIES

The Company’s properties are limited at the present time to its offices in Ann Arbor at a home owned by Barton PK, LLC.  that it occupies free of charge courtesy of our shareholder. The Company considers its existing facilities to be adequate for its current needs.

Left blank intentionally

Item 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of the Company’s Common stock as of December 31, 2009, by (I) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Macau Gaming., (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address                 Number of Shares Percentage Owned

Barton PK, LLC                      500,000           100%

1000 Country Club Rd.

Ann Arbor, Mi 48105

Peter Klamka is the managing member of Barton PK LLC

Item 5. DIRECTORS AND EXECUTIVE OFFICERS

The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of the Company are as follows:

Peter Klamka

Peter Klamka.

Item 6. EXECUTIVE COMPENSATION

The following table provides information as to cash compensation of all officers of the Company, for each of the Company’s last two fiscal years.

SUMMARY COMPENSATION TABLE

Name  Year   Salary  Stock    Option  Non-Equity       Nonqualified  All Other      Total

                     Awards   Awards  Incentive Plan   Deferred      Compinsation

                                      Compensation     Compensation

                                      Earnings         Earnings

Peter Klamka $0    $0     $0     $0           $0             $0       $0

DIRECTOR COMPENSATION

Name      Fees Earned      Stock   Option  Non-Equity    Non-Qualified  All Other     Total

          or Paid in Cash  Awards  Awards  Incentive     Plan Deferred  Compensation

                                        Compensation Compensation

Peter Klmaka $0          $0      $0      $0      $0           $0       $0

EMPLOYMENT AGREEMENTS

The Company has not entered into any employment agreements with any of its employees, and employment arrangements are all at the discretion of the company’s board of directors.

Item 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 2, 2007, 500,000 shares of common stock were issued to Barton PK, LLC in exchange for $75.00 used for incorporation fees , pursuant to Section 4(2) of the Securities Act of 1933.

DIVIDENDS

The Company has not paid any cash dividends since its inception and does not contemplate paying any in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of the Company's business.

PENNY STOCK STATUS

If and when the Company develops a market for its common stock, it will be a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1.  Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2.  Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3.  Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4.  The broker or dealer who has affected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. The imposition of these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for the company's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is to be determined.

Item 10. RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued by WTTJ Corp. within the past three years and were not registered under the Securities Act:

On June 7, 2007, 500,000 shares of common stock were issued to Barton PK, LLC pursuant to Section 4(2) of the Securities Act of 1933.

Item 11.  DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of the board of directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon  liquidation.

As of December 31, 2009, there were 500,000 shares of common stock outstanding and 1 million common shares authorized.  As of that date, there was one shareholder of record.

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 561 through 571 of the Michigan Business Corporation Act (the MBCA), authorize indemnification of directors and officers of Michigan corporations. The Registrant’s Articles of Incorporation require the Registrant to indemnify directors and officers to the fullest extent permitted by Michigan law. The Registrant’s Bylaws permit it to indemnify directors and officers against expenses, attorneys’ fees, judgments, penalties, fines and settlements reasonably incurred in connection with any threatened, pending or completed action or proceeding brought by a third-party so long as the director or officer acted in good faith and in a manner reasonably believed not to be opposed to the best interests of the Registrant or, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Indemnification includes civil, criminal, administrative or investigative proceedings and service at the request of the Registrant as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not. The Bylaws also allow the Registrant to indemnify directors and officers against expenses and attorneys’ fees related to any threatened, pending or completed action brought by or in the right of the Registrant so long as the director acted in good faith and in a manner reasonably believed not to be opposed to the best interests of the Registrant. The Bylaws require the Registrant to indemnify officers and directors whose defense on the merits or otherwise has been successful; however, no indemnification is allowed as to any claim where the director or officer is judged to be liable to the Registrant in the performance of his or her duties to the Registrant unless such indemnification is specifically approved by the court in which such action was brought.

Although the Registrant’s Bylaws permit indemnification in the situations described above, each request for indemnification must be individually authorized by (1) a majority of a quorum of the board of directors consisting of directors who were not parties or threatened to be made parties to the action or proceeding, (2) if the quorum in (1) is not obtainable, then by a majority vote of a committee of at least two directors who are not parties or threatened to be made parties to the action or proceeding, (3) independent legal counsel in a written opinion, (4) all independent directors who are not parties or threatened to be made parties to the action or proceeding, or (5) the Registrant’s shareholders. To the extent that a director or officer is successful on the merits or otherwise in defense of any action, suit or proceeding, the Registrant’s Bylaws dictate that he or she must be indemnified against expenses actually and reasonably incurred. The Bylaws also provide that indemnification is a contractual right between the Registrant and the officer or director which is not adversely affected by a repeal of the Bylaw indemnification provisions.

Section 567 of the MBCA and the Registrant’s Bylaws authorize the Registrant to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of the Registrant or who serves at the request of the Registrant as a director, officer, employee or agent of a nonprofit or for profit foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether or not the Registrant would have the power to indemnify him or her under the Bylaws or the laws of the State of Michigan. The Registrant intends to maintain a directors’ and officers’ insurance policy. The policy is expected to insure directors and officers against unindemnified losses from certain wrongful acts in their capacities as directors and officers and reimburse the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy will contain various exclusions, none of which apply to this offering.

ARTICLES OF INCORPORATION AND BY-LAWS

The Company's Articles of Incorporation, provides that the Company shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Michigan, indemnify and hold harmless officers and directors from any and all liabilities and expenses imposed upon them in connection with any action, suit or other proceeding.

It is the position of the Securities and Exchange Commission that the indemnification of officers and directors is against public policy.

Item 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

This information appears under Item 15 and is incorporated by reference herein.

Item 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

                FINANCIAL DISCLOSURE

None.

Item 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)  The following financial statements are filed as part of this Registration statement:

Report of Independent Registered Certified Public Accountant

•

Financial Statements

•

Balance Sheet

•

Statement of Operations

•

Statement of Cash Flows

•

Statement of Stockholders’ Equity

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Notes to Financial Statements

WTTJ CORP.

FINANCIAL STATEMENTS

DECEMBER 31, 2009

Index

Balance Sheet

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Statement of Operations

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Statement of Cash Flows

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Statement of Stockholders’ Equity

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Notes to Financial Statements

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

WTTJ, Inc.

I have audited the balance sheets of WTTJ, Inc. as of December 31, 2009 and 2008 and the related statement of operations, changes in stockholder’s equity, and cash flows for the years then ended and for the period May 16, 2007 (date of inception) through December 31, 2009.  These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of WTTJ, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year then ended and for the period May 16, 2007 (date of inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

August 10, 2010

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS AT DECEMBER 31,

	2009	2008
ASSETS

CURRENT
Cash	$ -	$ -
Subscription receivable	-	-

TOTAL ASSETS	$ -	$ -

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES
Due to shareholder	$ -	$ -

TOTAL LIABILITIES	-	-

STOCKHOLDER EQUITY

Commons shares, no par value, authorized - 1,000,000
- issued and outstanding - 500,000(2008 - 500,000)	75	75

RETAINED EARNINGS(DEFICIT)	(75)	(75)

TOTAL STOCKHOLDER EQUITY	-	-

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
			FROM
			INCEPTION
	YEAR ENDED		MAY 16, 2007
	DECEMBER 31,		TO DECEMBER
	2009	2008	31, 2009

REVENUE	$ -	$ -	$ -

EXPENSES
General and administrative	-	-	75

Total Expenses	-	-	75

NET INCOME(LOSS)	$ -	$ -	$ (75)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	500,000	500,000

NET INCOME(LOSS) PER SHARE	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
INCEPTION
	YEAR ENDED		MAY 16, 2007
	DECEMBER 31,		TO DECEMBER
	2009	2008	31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$ -	$ -	$ (75)
Adjustment to reconcile net loss to net cash
used in operating activities:			-
Issuance of common stock for services and expenses	-	-	-
Changes in operating assets and liabilities:
Subscription receivable	-	-	-

Net cash used in operating activities	-	-	(75)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from an officer	-	-	-
Issuance of common stock	-	-	75

Net cash provided by financing activities	-	-	75

INCREASE (DECREASE) IN CASH	-	-	-

CASH, Beginning of period	-	-	-

CASH, End of period	$ -	$ -	$ -

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION(MAY 16, 2007) TO DECEMBER 31, 2009

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - May 16, 2007	-	-	-	-

Issuance of shares for cash	500,000	75	-	75

Net loss - December 31, 2007	-	-	(75)	(75)

Balance - December 31, 2007	500,000	75	(75)	-

Net loss - December 31, 2008	-	-	-	-

Balance - December 31, 2008	500,000	75	(75)	-

Net loss - December 31, 2009	-	-	-	-

Balance - December 31, 2009	500,000	$ 75	$ (75)	$ -

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

WTTJ CORP. (the “Company”) was organized in the State of Michigan on May 16, 2007.  The Company’s primary business activity is to acquire or commence a commercially viable operation

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Codification Topic 915 (“ASC 915”).  Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Stock-Based Compensation

The Company accounts for share-based compensation under the fair value recognition provisions such that compensation cost is measured at the grant date based on the value of the award and is expensed ratably over the vesting period. Determining the fair value of share-based awards at the grant date requires judgment, including estimating the percentage of awards which will be forfeited, stock volatility, the expected life of the award, and other inputs. If actual forfeitures differ significantly from the estimates, share-based compensation expense and the Company's results of operations could be materially impacted.

The Company may also issue restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.   The Company recognizes these service expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.  When stock is issued as payment for past services provided, accordingly, all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  If stock is issued in advance of service performance expense is recognized ratably over the requisite service period.

As of  December 31, 2009 there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted and no stock based compensation.

WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009

Note 2 – Going Concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through December 31. 2009, the Company has had no operations.  As of December 31, 2009, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3– Federal Income Taxes:

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components  of  the  Company's  deferred  tax liabilities and assets as of December 31, 2009 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss                   $                27

                   Equity instruments issued for compensation                       -

             Total deferred tax assets                                                              27

                   Less valuation allowance                                                (27)

                                                             $          --====

Note 4 – Capital Stock Transactions:

The Company issued 500,000 shares of common stock for a cash consideration of $75 in 2007.

The Company has one class of stock: Common shares, 1,000,000 shares have been authorized with no stated par value.  Each common share has 1 vote.

WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009

Note 5 – Financial Accounting Developments:

Recently Issued Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board (FASB) issued guidance for accounting for assets acquired and liabilities assumed in a business combination that arise from contingencies. This guidance modified earlier guidance to provide that contingent assets acquired or liabilities assumed in a business combination be recorded at fair value if the acquisition-date fair value can be determined during the measurement period. If not, such items would be recognized at the acquisition date if they meet the recognition requirements under GAAP for accounting for contingencies. In periods after the acquisition date, an acquirer shall account for contingent assets and liabilities that were not recognized at the acquisition date in accordance with other applicable GAAP, as appropriate. Items not recognized as part of the acquisition but recognized subsequently would be reflected in that subsequent period’s income. This guidance, which was effective for the Company when issued, has no impact on the Company’s current financial statements, but will apply to any future acquisitions.

In April 2009, the FASB issued guidance concerning interim disclosures about fair value of financial instruments requiring publicly traded companies to provide disclosure about the fair value of financial instruments whenever interim summarized financial information is reported. Previously, disclosures about the fair value of financial instruments were only required on an annual basis. Disclosure shall include the method(s) and significant assumptions used to estimate the fair value of financial instruments and shall describe changes in method(s) and significant assumptions, if any, during the period. This guidance was effective for interim and annual periods ending after June 15, 2009, and, as such, the Company began including this disclosure with its second quarter 2009 financial statements.

In May 2009, the FASB issued guidance regarding the disclosure of subsequent events. This guidance made no changes to current accounting but added required disclosures regarding the date through which the Company has evaluated subsequent events and whether that evaluation date is the date of financial statement issuance or the date the financial statements were available to be issued. This guidance was effective for interim and annual periods ending after June 15, 2009.

 In June 2009, the FASB issued guidance changing the approach used to determine the primary beneficiary of a variable interest entity. The guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity, amends previous guidance for determining whether an entity is a variable interest entity, and adds as a reconsideration event any change in facts and circumstances where the holders of the equity investment at risk, as a group, lose the power to direct the activities of the entity that most significantly impact the entity’s economic performance. In addition, the revised guidance requires enhanced disclosures regarding an enterprise’s involvement in a variable interest entity. The new guidance is effective for the Company beginning January 1, 2010 and is not expected to have a material impact on the Company’s financial statements.

WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009

Note 5 – Financial Accounting Developments:(continued)

In June 2009, the FASB issued FAS No.168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162.” This statement established the FASB Accounting Standards Codification as the source of authoritative U.S. generally accepted accounting principles (GAAP). This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of this statement did not have a material effect on the Company’s financial statements.       Subsequent to the issuance of FAS No. 168, the FASB has released Accounting Standard Update Nos. 2009-01 through 2009-15. The Company has reviewed each of these updates and determined that none will have a material impact on the Company’s financial statements.

WTTJ CORP.

FINANCIAL STATEMENTS

JUNE 30, 2010

Index

Auditor's Report

Balance Sheet

•

Statement of Operations

•

Statement of Cash Flows

•

Statement of Stockholders’ Equity

•

Notes to Financial Statements

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

WTTJ, Inc.

I have audited the balance sheets of WTTJ, Inc. as of June 30, 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the six month period ended June 30, 2010 and for the period May 16, 2007 (date of inception) through June 30, 2010.  These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of WTTJ, Inc. as of June 30, 2010 and the results of its operations and its cash flows for the six month period ended June 30, 2010 and for the period May 16, 2007 (date of inception) through June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

August 10, 2010

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2010	2009
	(Audited)	(Audited)
ASSETS

CURRENT
Cash	$ -	$ -
Subscription receivable	-	-

TOTAL ASSETS	$ -	$ -

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES
Due to shareholder	$ -	$ -

TOTAL LIABILITIES	-	-

STOCKHOLDER EQUITY

Commons shares, no par value, authorized - 1,000,000
- issued and outstanding - 500,000(December 31, 2009 - 500,000)	75	75

RETAINED EARNINGS(DEFICIT)	(75)	(75)

TOTAL STOCKHOLDER EQUITY	-	-

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

					FROM
					INCEPTION
	THREE MONTHS ENDED		SIX MONTHS ENDED		MAY 16, 2007
	JUNE 30,		JUNE 30,		TO JUNE 30,
	2010	2009	2010	2009	2010

REVENUE	$ -	$ -	$ -	$ -	$ -

EXPENSES
General and administrative	-	-	-	-	75

Total Expenses	-	-	-	-	75

NET INCOME(LOSS)	$ -	$ -	$ -	$ -	$ (75)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	500,000	500,000	500,000	500,000

NET INCOME(LOSS) PER SHARE	$ -	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM
INCEPTION
	SIX MONTHS ENDED		MAY 16, 2007
	JUNE 30,		TO JUNE 30,
	2010	2009	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$ -	$ -	$ (75)
Adjustment to reconcile net loss to net cash
used in operating activities:			-
Issuance of common stock for services and expenses	-	-	-
Changes in operating assets and liabilities:
Subscription receivable	-	-	-

Net cash used in operating activities	-	-	(75)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from an officer	-	-	-
Issuance of common stock	-	-	75

Net cash provided by financing activities	-	-	75

INCREASE (DECREASE) IN CASH	-	-	-

CASH, Beginning of period	-	-	-

CASH, End of period	$ -	$ -	$ -

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION(MAY 16, 2007) TO JUNE 30, 2010

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - May 16, 2007	-	-	-	-

Issuance of shares for cash	500,000	75	-	75

Net loss - December 31, 2007	-	-	(75)	(75)

Balance - December 31, 2007	500,000	75	(75)	-

Net loss - December 31, 2008	-	-	-	-

Balance - December 31, 2008	500,000	75	(75)	-

Net loss - December 31, 2009	-	-	-	-

Balance - December 31, 2009	500,000	75	(75)	-

Net loss - June 30, 2010	-	-	-	-

Balance - June 30, 2010	500,000	$ 75	$ (75)	$ -

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2010

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

WTTJ CORP. (the “Company”) was organized in the State of Michigan on May 16, 2007.  The Company’s primary business activity is to acquire or commence a commercially viable operation

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  These interim financial statements include all of the necessary adjustments to make them not misleading.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2010

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Stock-Based Compensation

The Company accounts for share-based compensation under the fair value recognition provisions such that compensation cost is measured at the grant date based on the value of the award and is expensed ratably over the vesting period. Determining the fair value of share-based awards at the grant date requires judgment, including estimating the percentage of awards which will be forfeited, stock volatility, the expected life of the award, and other inputs. If actual forfeitures differ significantly from the estimates, share-based compensation expense and the Company's results of operations could be materially impacted.

The Company may also issue restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.   The Company recognizes these service expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.  When stock is issued as payment for past services provided, accordingly, all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  If stock is issued in advance of service performance expense is recognized ratably over the requisite service period.

As of June 30, 2010 there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted and no stock based compensation.

WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2010

Note 2 – Going Concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through June 30, 2010, the Company has had no operations.  As of June 30, 2010, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Federal Income Taxes:

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components  of  the  Company's  deferred  tax liabilities and assets as of June 30, 2010 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss                   $                27

                   Equity instruments issued for compensation                       -

             Total deferred tax assets                                                              27

                   Less valuation allowance                                                (27)

                                                             $          --====

Note 4– Capital Stock Transactions:

The Company issued 500,000 shares of common stock for a cash consideration of $75 in 2007.

WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2010

Note 5 – Financial Accounting Developments:

Recently Issued Accounting Pronouncements

Effective January 1, 2010, the Company adopted an accounting standard update regarding accounting for transfers of financial assets. As codified under Accounting Standards Codification, or ASC, 860, this update prescribes the information that a reporting entity must provide in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Specifically, among other aspects, the update amends Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or SFAS 140, by removing the concept of a qualifying special-purpose entity from SFAS 140 and removes the exception from applying FASB Interpretation No. 46, Consolidation of Variable Interest Entities (revised), to variable interest entities that are qualifying special-purpose entities. It also modifies the financial-components approach used in SFAS 140. Since the update is effective for transfer of financial assets occurring on or after January 1, 2010 and the Company has not had any such transactions subsequent to January 1, 2010 to date, the adoption of this update did not have an impact on the Company’s condensed consolidated financial statements.

Effective January 1, 2010, the Company adopted an accounting standard update regarding fair value measures. As codified under ASC 820, this update requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements should be presented separately. Since this update addresses disclosure requirements, the adoption of this update did not impact the Company’s financial position, results of operations or cash flows.

Exhibits

3.1          Articles of incorporation

3.2          Corporate by-laws

SIGNATURES

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                                                                                WTTJ CORP.

Date:      August 12, 2010                                                  By:            s/s Peter Klamka

                                                                                                                                Peter Klamka, President & CEO